Exhibit 21

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation or Organization

Albacrest Corporation	British Virgin Islands
Betapoint Corporation	British Virgin Islands
FA Sub 1 Limited	British Virgin Islands
FA Sub 2 Limited	British Virgin Islands
FA Sub 3 Limited	British Virgin Islands
GLG FA Sub 4 Limited	British Virgin Islands
GLG Holdings Inc.	Delaware, USA
GLG Holdings Limited	British Virgin Islands
GLG Inc.	Delaware, USA
GLG Partners Asset Management Limited	Republic of Ireland
GLG Partners (Cayman) Limited	Cayman Islands
GLG Partners Corporation	British Virgin Islands
GLG Partners International (Cayman) Limited	Cayman Islands
GLG Partners Limited	England and Wales
GLG Partners LP	England
GLG Partners Services Limited	Cayman Islands
GLG Partners Services LP	Cayman Islands
GLG Partners Services International Ltd.	Cayman Islands
Knox Pines Ltd.	British Virgin Islands
Laurel Heights LLP	England
Lavender Heights LLP	Delaware, USA
Liberty Peak Ltd.	British Virgin Islands
Mount Garnet Limited	British Virgin Islands
Mount Granite Limited	British Virgin Islands
Sage Summit Limited	British Virgin Islands